Exhibit 99.1

Liquidity Services, Inc. to Acquire STR

Acquisition extends LSI’s service offering to an expanded base of large commercial sellers and traditional discount retail chain buyers

WASHINGTON – August 30, 2006 – Liquidity Services, Inc. (LSI), a leading online auction marketplace for wholesale, surplus and salvage assets, today announced it has agreed to acquire the wholesale business of STR, Inc. (STR) for $8.5 million.  STR is a California-based remarketer of reverse supply chain merchandise, including retail customer returns, overstocks, shelf pulls, and seasonal merchandise, to wholesale buyers.

The acquisition strengthens LSI’s business by adding STR’s long-standing relationships with traditional discount store chain buyers, as well as a complementary base of large commercial sellers, including Fortune 500 retailers. In addition, the acquisition will expand LSI’s presence on the West Coast through the addition of an approximately 117,000 square foot leased distribution center in southern California providing efficiencies for both domestic and international buyers and sellers.

“We believe that the acquisition of STR is a natural complement to our organization and is a win-win for LSI’s and STR’s established customer base of sellers and buyers,” said Bill Angrick, Chairman and CEO of LSI.  “These customers will be able to benefit from LSI’s innovative solution as well as the STR team’s over 30 years of product domain expertise in major categories such as electronics, apparel, entertainment and general merchandise.  The addition of more seller and buyer activity also accelerates our self-reinforcing growth dynamic and increases the value we provide our clients through our online auction marketplaces such as www.liquidation.com.”

LSI expects the STR deal to add approximately $18 million of revenues and approximately $480,000 in net income to its fiscal year 2007 results.

The acquisition is expected to close in October 2006 and is subject to customary closing conditions and post-closing price adjustments related to working capital items.

About Liquidity Services, Inc. (LQDT)

Liquidity Services, Inc. (NASDAQ:LQDT) and its subsidiaries enable corporations and government agencies to market and sell surplus assets and wholesale goods quickly and conveniently using online auction marketplaces and value-added services. The company is based in Washington, D.C. and has 350 employees. Additional information can be found at: www.liquidityservicesinc.com.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the potential benefits, impact on fiscal 2007 operating results and expected closing date, of the acquisition of STR’s business by LSI. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from any future results expressed or implied by these forward-looking statements. You can identify forward-looking statements by terminology such as “expects,” or the negative of these terms or other comparable terminology. We cannot guarantee future results, levels of activity, performance or achievements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, including, but not limited to, those set forth in Part II, Item IA (Risk Factors). There may be other factors of which we are currently unaware that may cause our actual results to differ materially from the forward-looking statements. All forward-looking statements apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement occurring after the date of this document.

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Media Contact

Julie Davis

Corporate Communications Director

202-558-6234
julie.davis@liquidityservicesinc.com